Exhibit 24.1

IBM
New Orchard Roard
Armonk, NY 10504

       September 22, 2008

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

I hereby authorize each of the following individuals, whose signatures appear below, as well as any employee of International Business Machines Corporation
 (IBM) designated in writing by the Secretary of IBM, to sign and file on my behalf as a member of the Board of Directors of IBM, pursuant to the
Securities Exchange Act of 1934 (the Act), any Securities and Exchange
 Commission forms or documents in connection with any transactions by me in
 IBM securities, including without limitation Form 3, Form 4,
Form 5, or Form 144 under the Act.

   A. Bonzani _____________/S/_________________

   D. Cummins _____________/S/_________________

   C. B. Gregory _____________/S/_________________

   M. Sladek _____________/S/_________________

   M. F. SooHoo _____________/S/_________________

This authorization shall remain in effect for as long as I remain a member of the IBM Board of Directors.

       Very truly yours,

       /s/

       Taizo Nishimuro

cc:  New York Stock Exchange